Exhibit 10.4(c)

SUBSCRIPTION RIGHT

THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED THAT THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE SHARE OPTION GRANTOR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE SHARE OPTION GRANTOR.

Unless permitted under securities legislation, the holder of this security must not trade the security before DECEMBER 18, 2021.

THE SUBSCRIPTION RIGHTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (PACIFIC TIME), ON DECEMBER 31, 2021,AFTER WHICH TIME THE SUBSCRIPTION RIGHTS EVIDENCED HEREBY SHALL BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT.

Subscription Right Certificate No.: ●	August 17, 2021

MEDMEN ENTERPRISES INC., as Unit Option Grantor

and

MEDMEN ENTERPRISES INC. and MM Can USA, Inc., as Note Option Grantors

THIS CERTIFIES THAT, for value received:

(a)	the Unit Option Grantor hereby grants to the Option Holder, subject to the terms and conditions hereof, the right to subscribe for and purchase at any time during the Exercise Period, its portion of units of the Unit Option Grantor (“Units”) consisting of (x) one (1) Share (as defined herein) and (y) one-quarter (1/4) of a Warrant (as defined herein), at an exercise price of $0.24 per Unit (the “Exercise Price”) (subject to any adjustment as contemplated herein) for aggregate gross proceeds of $30,000,000 from all Option Holders (the “Unit Option”) in accordance with Section 2 hereof.

(b)	the Note Option Grantors hereby grant to the Option Holder, subject to the terms and conditions hereof, the right to subscribe for and purchase its portion of $30,000,000 principal amount of Notes, at par, to be issued by the Note Option Grantors (the “Note Option”) as a new tranche of convertible notes pursuant to the Securities Purchase Agreement and in accordance with Section 2 hereof.

Each of the parties hereto acknowledges and agrees that the Option Holder must either elect to exercise the Unit Option or the Note Option, and that in no circumstances may both options be exercised and that, upon exercise of either option, the unexercised option shall terminate and be of no further force or effect. After the Expiry Time, all Subscription Rights evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Subscription Right and this Subscription Right Certificate shall be void and of no value or effect.

1.	Definitions

The following terms shall have the following meanings:

“Current Market Price” at any date, means the weighted average of the sale prices per Share at which the Shares have traded on the Canadian Securities Exchange, or, if the Shares in respect of which a determination of Current Market Price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors of the Unit Option Grantor, or, if the Shares are not listed on any stock exchange, then on the over-the-counter market, for 30 consecutive trading days ending before such date, or in the event that at any date the Shares are not listed on any exchange or on the over-the-counter market, the Current Market Price shall be as determined by the directors of the Unit Option Grantor or such firm of independent chartered accountants as may be selected by the directors of the Unit Option Grantor acting reasonably and in good faith in their sole discretion; for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices of all Shares sold during such period by the total number of Shares sold during such period;

“Deposit Instructions” means the written instructions provided by the Unit Option Grantor and the Note Option Grantor to the Option Holder as to the deposit of the funds required to exercise the Unit Option or the Note Option, as such instructions may be amended from time to time;

“Equity Shares” means the Shares and any shares of any other class or series of the Unit Option Grantor which may from time to time be authorized for issue if by their terms such shares confer on the holders hereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Unit Option Grantor beyond a fixed sum or a fixed sum plus accrued dividends;

“Exercise Period” means the period commencing on the date hereof (the “Effective Date”) and ending at the Expiry Time on the Expiry Date;

“Expiry Date” means December 31, 2021;

“Expiry Time” means 5:00 pm (Pacific time) on the Expiry Date;

“Hankey Loan” means that certain Senior Secured Commercial Loan Agreement dated as of October 1, 2018, as amended by that certain First Modification to Senior Secured Commercial Loan Agreement dated April 8, 2019 and further amended by that certain Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020 and further amended by that certain Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020, further amended by that certain Fourth Modification to Senior Secured Commercial Loan Agreement dated September 14, 2020 and further amended by that certain Fifth Modification to Senior Secured Commercial Loan Agreement dated May 11, 2021, each by and between Hankey Capital, LLC and MM CAN USA, Inc., and all other agreements, instruments and documents entered into in connection therewith, as the same may be amended, restated, amended and restated, supplemented or modified or terms waived from time to time.

“Notes” means a new series of Notes (as defined in the Securities Purchase Agreement) to be issued under the Securities Purchase Agreement having the same terms and conditions of the Tranche 4 Notes (as defined in the Securities Purchase Agreement), except for the Conversion Price which shall be $0.24 (as may be adjusted pursuant to the terms of the Notes);

“Note Option Grantors” means, collectively MedMen Enterprises Inc., a corporation incorporated under the laws of the Province of British Columbia and MM Can USA, Inc., a California corporation and, individually, each of them;

“Option Holder” means [Serruya Investor];1

“person” means any natural person, individual, body corporate, firm, general partnership, limited partnership, limited liability company, syndicate or other form of unincorporated association, trust, trustee, executor, administrator, legal personal representative, group, organization, government and its agencies or instrumentalities, any entity or group whether or not having legal personality;

“Securities Purchase Agreement” means the Fourth Amended and Restated Securities Purchase Agreement, dated as of August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Note Option Grantors, each other Credit Party thereto, each Purchaser (as defined therein) and the Collateral Agent named therein;

“Share” means a Class B Subordinate voting share of the Unit Option Grantor.

“Unit Option” shall have the meaning ascribed to such term in Section 3 hereof;

“Unit Option Grantor” means MedMen Enterprises Inc., a corporation incorporated under the laws of the Province of British Columbia.

“Warrant” means a share purchase warrant, exercisable to purchase one Share at an exercise price of US$0.288 per Share (as may be adjusted pursuant to the terms of the Warrant) for a period of five (5) years from the date of issuance.

2.	Exercise of Subscription Rights; Use of Proceeds

In order to exercise the Unit Option or the Note Option, the Option must, prior to the Expiry Time:

(a)	provide written notice to the Unit Option Grantor or the Note Option Grantors, as the case may be, of its election pursuant to this Section, together with an executed copy of the Unit Subscription Agreement in the form attached hereto as Schedule A, or a joinder agreement to the Securities Purchase Agreement, which joinder agreement shall be reasonably acceptable to the parties; and

[1]	To insert legal name of applicable Serruya investment entity. Each of the four Serruya investment entities will get their own Subscription Right.

(b)	cause to be deposited with the Unit Option Grantor or the Note Option Grantors in accordance with the Deposit Instructions for value on or before the proposed issue date, $7,500,000 in United States dollars.

The Unit Option Grantor or the Note Option Grantors, as the case may be, shall use the proceeds from exercise of the Unit Option or the Note Option, as applicable, less fees and expenses, to repay indebtedness under the Hankey Loan or, in the event there is no indebtedness outstanding under the Hankey Loan, for general corporate purposes.

3.	No Partial Exercise/Fractional Shares

The Unit Option or the Note Option, if exercised, must be exercised in full.

The Unit Option Grantor shall not be required upon the exercise of any Subscription Rights to issue fractional Shares in satisfaction of its obligations hereunder and, in any such case, the number of Shares issuable upon the exercise of any Subscription Rights shall be rounded up to the nearest whole number. The Unit Option Grantor shall not be required to make any payment to the Option Holder who, absent this Section 3, would otherwise have been entitled to receive a fractional Share.

4.	Option Holder not a Shareholder

Nothing contained in this Subscription Right shall be construed as conferring upon the Option Holder any right or interest as a holder of Shares or any other right or interest other than those expressly provided herein, until the Unit Option is exercised. Without limiting the foregoing, except as expressly provided under this Subscription Right, the Option Holder shall not be entitled to vote or receive dividends or be deemed the holder of Shares for any purpose, nor shall anything contained in this Subscription Right be construed to confer upon the Option Holder, as such, any of the rights of a shareholder of the Unit Option Grantor or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of Shares, reclassification of Shares, consolidation, merger, amalgamation, arrangement (unless permitted by court order), conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Subscription Right shall be construed as imposing any liabilities on the Option Holder to purchase any securities or as a shareholder of the Unit Option Grantor , whether such liabilities are asserted by the Unit Option Grantor or by creditors of the Unit Option Grantor.

5.	Option Holder not a Creditor

Nothing contained in this Subscription Right shall be construed as conferring upon the Option Holder any right or interest as a creditor of the Note Option Grantors or any other right or interest other than those expressly provided herein, until the Note Option is exercised. Without limiting the foregoing, except as expressly provided under this Subscription Right, nothing contained in this Subscription Right shall be construed to confer upon the Option Holder, as such, any of the rights of a creditor of the Note Option Grantors. In addition, nothing contained in this Subscription Right shall be construed as imposing any liability on the Option Holder to purchase any securities of the Note Option Grantors, whether such liability is asserted by the Note Option Grantors or by creditors of the Note Option Grantors.

6.	Compliance with Securities Laws; Legends

(a)	Agreement to Comply with Securities Laws; Legends. The Option Holder, by acceptance of this Subscription Right, agrees to comply in all respects with the provisions of this Section and the restrictive legend requirements set forth on the face of this Subscription Right and further agrees that the Option Holder shall not offer, sell or otherwise dispose of this Subscription Right or any Units or Notes to be issued upon exercise hereof except under circumstances that will not result in a violation of the applicable securities laws. Any certificate representing Units or Notes issued upon the exercise of this Subscription Right will bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED THAT THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY.”

Unless permitted under securities legislation, the holder of this security must not trade the security before DECEMBER 18, 2021.

(b)	Representations of the Option Holder. In connection with the issuance of this Subscription Right, the Option Holder specifically represents, as of the Effective Date, to the Unit Option Grantor and Note Option Grantors, by acceptance of this Subscription Right as follows:

(i)	The Option Holder is a resident in and/or maintains its head office in, as the case may be, the jurisdiction set out next to the Option Holder’s name in Section 9 and such address was not created and is not solely used for the purpose of acquiring this Subscription Right. The Option Holder is subject to the applicable securities laws of such jurisdiction and has and will comply with such applicable securities laws in respect of this Subscription Right, including with respect to transfer and resale restrictions.

(ii)	The Option Holder has been duly incorporated or created and is validly subsisting under the laws of its jurisdiction of incorporation or creation, and the Subscriber is not resident in Canada and is not acquiring the Subscription Right for the account or benefit of a person in Canada and the Subscription Right will not be beneficially owned or controlled or directed by a person in Canada.

7.	Representations, Warranties and Covenants of the Unit Option Grantor and the Note Option Grantors

(a)	Representations of the Unit Option Grantor and the Note Option Grantors. In connection with the issuance of this Subscription Right, the Unit Option Grantor and the Note Option Grantors each severally represent, as of the Effective Date, by issuance of this Subscription Right that this Subscription Right has been duly authorized, executed and delivered by it and is validly issued.

(b)	Covenants of the Unit Option Grantor. In connection with the issuance of this Subscription Right, the Unit Option Grantor covenants to the Option Holder by issuance of this Subscription Right that all Units issuable upon the exercise of this Subscription Right pursuant to the terms hereof and the Units Subscription Agreement shall be, upon issuance, and the Unit Option Grantor shall take all such actions as may be necessary or appropriate in order that such Units are, validly issued, fully paid and non-assessable, free and clear of all taxes, liens and charges.

(c)	Covenants of the Note Option Grantors. In connection with the issuance of this Subscription Right, the Note Option Grantors severally covenant to the Option Holder by issuance of this Subscription Right that all Notes issuable upon the exercise of this Subscription Right pursuant to the terms hereof, the Securities Purchase Agreement shall be, upon issuance, and the legal valid and binding obligations of the Note Option Grantors, enforceable against the Note Option Grantors in accordance with their terms, subject to applicable bankruptcy and insolvency laws.

8.	No U.S. Registration; Registration Rights

Neither this Subscription Right nor the Units or Notes issuable upon exercise of this Subscription Right have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or under the securities laws of any state of the United States. This Subscription Right and the Units or Notes issuable hereunder shall not be exercised or transferred within the United States unless this Subscription Right and/or the Units or Notes, as applicable, have been registered under the U.S. Securities Act or are exempt from registration thereunder. The Option Holder acknowledges that a legend to that effect may be placed on any certificates representing the Units or Notes issued on exercise of the rights represented by this Subscription Right. The Option Holder upon execution of a Units Subscription Agreement in the form attached hereto as Schedule A, or a joinder to the Securities Purchase Agreement, as the case may be, will have the registration rights provided therein and subject to the terms and conditions therein.

9.	Adjustment to Unit Option Exercise Price

The adjustments to the Shares and Warrants comprising the Units shall be treated separately. Other than pursuant to Section 9(d) below, any and all adjustments in connection with the exercise price of the Warrants or the number or type of securities issuable upon the exercise of the Warrants shall be made in accordance with the terms set forth in the attached form of Warrant, attached on the same basis as if it had been issued as of the date of such adjusting event.

The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If and whenever at any time after the date hereof the Unit Option Grantor:

(i)	issues Shares or securities exchangeable for or convertible into Shares to all or substantially all the holders of the Shares as a stock dividend; or

(ii)	makes a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares; or

(iii)	subdivides its outstanding Shares into a greater number of shares; or

(iv)	consolidates its outstanding Shares into a smaller number of shares;

(any of such events being called a “Share Reorganization”), then the Exercise Price will be adjusted effective immediately after the effective date or record date for the happening of a Share Reorganization, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which is the number of Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had all such securities been exchanged for or converted into Shares on such effective date or record date).

(b)	If and whenever at any time after the date hereof the Unit Option Grantor fixes a record date for the issue of rights (excluding rights issued pursuant to a shareholder rights plan), options or warrants to the holders of all or substantially all of its outstanding Shares under which such holders are entitled to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares, where:

(i)	the right to subscribe for or purchase Shares, or the right to exchange securities for or convert securities into Shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 9 called the “Rights Period”), and

(ii)	the cost per Share during the Rights Period (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) (herein in this Section 9 called the “Per Share Cost”) is less than 95% of the Current Market Price of the Shares on the record date,

(any of such events being called a “Rights Offering”), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)	the numerator of which is the aggregate of:

(I)	the number of Shares outstanding as of the record date for the Rights Offering; and

(II)	a number determined by dividing the product of the Per Share Cost and:

(1)	where the event giving rise to the application of this subsection 9(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

(2)	where the event giving rise to the application of this subsection 9(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Shares as of the record date for the Rights Offering; and

(B)	the denominator of which is:

(I)	in the case described in subparagraph 9(b)(A)(II)(1), the number of Shares outstanding, or

(II)	in the case described in subparagraph 9(b)(A)(II)(2), the number of Shares that would be outstanding if all the Shares described in subparagraph 9(b)(A)(II)(2) had been issued,

as at the end of the Rights Period.

Any Shares owned by or held for the account of the Unit Option Grantor or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Unit Option Grantor will be deemed not to be outstanding for the purpose of any such computation.

If by the terms of the rights, options or warrants referred to in this Section 9, there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(1)	the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(2)	the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 9 as a result of the fixing by the Unit Option Grantor of a record date for the distribution of rights, options or warrants referred to in this Section 9, the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

If the Option Holder has exercised the Unit Option in accordance herewith during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, the Option Holder will, in addition to the Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Shares equal to the result obtained when the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection is multiplied by the number of Shares received upon the exercise of the Unit Option during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection; provided that the provisions of Section 3 will be applicable to any fractional interest in a Share to which such Holder might otherwise be entitled. Such additional Shares will be deemed to have been issued to the Option Holder immediately following the end of the Rights Period and a certificate for such additional Shares will be delivered to the Option Holder within ten (10) Business Days following the end of the Rights Period.

(c)	If and whenever at any time after the date hereof the Unit Option Grantor fixes a record date for the issue or the distribution to the holders of all or substantially all of the outstanding Shares of:

(i)	shares of the Unit Option Grantor of any class other than Shares;

(ii)	rights, options or warrants to acquire shares or securities exchangeable for or convertible into Shares or property or other assets of the Unit Option Grantor;

(iii)	evidence of indebtedness of the Unit Option Grantor; or

(iv)	any property or other assets of the Unit Option Grantor,

and if such issuance or distribution does not constitute (A) a Share Reorganization, (B) a Rights Offering or (C) the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Shares under which such holders are entitled to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares, where:

(x)	the right to subscribe for or purchase Shares, or the right to exchange securities for or convert securities into Shares, expires not more than 45 days after the date of such issue, and

(y)	the cost per Share during the Rights Period, inclusive of the Per Share Cost, is 95% or more than the Current Market Price of the Shares on the record date

(any of such non-excluded events being called a “Special Distribution”), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which is:

(I)	the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(II)	the aggregate fair market value (as determined by action by the directors of the Unit Option Grantor, subject, however, to the prior written consent of the applicable stock exchange, where required) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(B)	the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Unit Option Grantor or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Unit Option Grantor will be deemed not to be outstanding for the purpose of any such computation.

(d)	If and whenever at any time after the date hereof there is a Share Reorganization, a Rights Offering, a Special Distribution, a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation or merger of the Unit Option Grantor with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares), or a transfer of the undertaking or assets of the Unit Option Grantor as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Option Holder, upon exercising this Unit Option after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares and Warrants to which such Option Holder was theretofore entitled under this Subscription Right upon such exercise, the aggregate number of shares, other securities or other property which such Option Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Option Holder had been the registered holder of the number of Shares to which such Option Holder was theretofore entitled upon exercise of the Unit Option. If determined appropriate by action of the directors of the Unit Option Grantor, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 9 with respect to the rights and interests thereafter of the Option Holder to the end that the provisions set forth in this Section 9 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Subscription Right approved by action by the directors of the Unit Option Grantor and will for all purposes be conclusively deemed to be an appropriate adjustment.

(e)	If at any time after the date hereof and prior to the Expiry Time any adjustment in the Exercise Price shall occur as a result of:

(i)	an event referred to in subsection 9(a);

(ii)	the fixing by the Unit Option Grantor of a record date for an event referred to in subsection 9(b); or

(iii)	the fixing by the Unit Option Grantor of a record date for an event referred to in subsection 9(c) if such event constitutes the issue or distribution to the holders of all or substantially all of its outstanding Shares of (A) Equity Shares, or (B) securities exchangeable for or convertible into Equity Shares at an exchange or conversion price per Equity Share less than the Current Market Price on such record date or (C) rights, options or warrants to acquire Equity Shares at an exercise, exchange or conversion price per Equity Share less than the Current Market Price on such record date, then, where required, the number of Units purchasable upon the subsequent exercise of the Unit Option shall be simultaneously adjusted by multiplying the number of Units purchasable upon the exercise of the Unit Option immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent any adjustment in subscription rights occurs pursuant to this subsection 9(e) as a result of a distribution of exchangeable or convertible securities other than Equity Shares referred to in subsection 9(a) or as a result of the fixing by the Unit Option Grantor of a record date for the distribution of rights, options or warrants referred to in subsection 9(b), the number of Units purchasable upon exercise of the Unit Option shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Units which would be purchasable based upon the number of Equity Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this subsection 9(e) as a result of the fixing by the Unit Option Grantor of a record date for the distribution of exchangeable or convertible securities other than Equity Shares or rights, options or warrants referred to in subsection 9(c), the number of Units purchasable upon exercise of the Unit Option shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this subsection 9(e) if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection 9(e) on the basis of the number of Equity Shares issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

10.	Rules Regarding Calculation of Adjustment of Unit Option Exercise Price

(a)	The adjustments provided for in Section 9 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 14.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)	No adjustment in the Exercise Price will be made in respect of any event described in Section 9, other than the events referred to in clauses 9(a)(iii) and (iv), if the Option Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Option Holder had exercised the Unit Option prior to or on the effective date or record date of such event.

(d)	No adjustment in the Exercise Price will be made under Section 9 in respect of the issue from time to time of Shares issuable from time to time as dividends paid in the ordinary course to holders of Shares who exercise an option or election to receive substantially equivalent dividends in Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Share Reorganization.

(e)	If at any time a dispute arises with respect to adjustments provided for in Section 9, such dispute will be conclusively determined by the auditors of the Unit Option Grantor or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Unit Option Grantor and any such determination, where required, will be binding upon the Unit Option Grantor, the Option Holder and shareholders of the Unit Option Grantor. The Unit Option Grantor will provide such auditors or accountants with access to all necessary records of the Unit Option Grantor.

(f)	In case the Unit Option Grantor after the date of issuance of this Unit Option takes any action affecting the Shares, other than action described in Section 9, which in the opinion of the board of directors of the Unit Option Grantor would materially affect the rights of the Option Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Unit Option Grantor but subject in all cases to the prior written consent of the Canadian Securities Exchange, where required, and any necessary regulatory approval. Failure of the taking of action by the directors of the Unit Option Grantor so as to provide for an adjustment on or prior to the effective date of any action by the Unit Option Grantor affecting the Shares will be conclusive evidence that the board of directors of the Unit Option Grantor has determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Unit Option Grantor sets a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the directors of the Unit Option Grantor fixing a record date for a Special Distribution or Rights Offering, the Unit Option Grantor will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment to this Unit Option, including the Exercise Price, the Unit Option Grantor must take any corporate action which may be necessary in order that the Unit Option Grantor have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Option Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)	The Unit Option Grantor will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 9, forthwith give notice to the Option Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)	The Unit Option Grantor covenants to and in favor of the Option Holder that so long as the Unit Option remains outstanding, it will give notice to the Option Holder of its intention to fix a record date for any event referred to in subsections 9(a), (b) or (c) (other than the subdivision or consolidation of the Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Unit Option Grantor is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to each such applicable record date or effective date.

11.	Consolidation and Amalgamation

(a)	Neither the Unit Option Grantor nor the Note Option Grantors shall enter into any transaction whereby all or substantially all of their undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Unit Option Grantor or Note Option Grantor, as applicable, and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Option Holder, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Unit Option Grantor or Note Option Grantor, as applicable, under the Unit Option or Note Option, as applicable, and

(ii)	the Unit Option or Note Option, as applicable, will be a valid and binding obligation of the successor corporation entitling the Option Holder, as against the successor corporation, to all the rights of the Option Holder hereunder.

(b)	Whenever the conditions of subsection 11(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Unit Option Grantor or Note Option Grantor, as applicable, under this certificate in the name of the Unit Option Grantor or Note Option Grantor, as applicable, or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Unit Option Grantor or Note Option Grantor, as applicable, may be done and performed with like force and effect by the like directors or officers of the successor corporation.

(c)	The provisions of this Section 11 shall similarly apply to successive reorganizations, reconstructions, consolidations, amalgamations, mergers, transfers, sales or dispositions.

12.	Cannabis Law Limitations

Notwithstanding anything in this Subscription Right or any other agreement executed in connection herewith to the contrary, (i) the Unit Option Grantor shall not be obligated to issue any Shares upon a purported exercise of the Unit Option if such issuance would result in a violation of any U.S. Cannabis Law or the Unit Option Grantor or any of its subsidiaries would be subject to any sanction or penalty if such shares were issued prior to obtaining any applicable approval under U.S. Cannabis Law and any request to so convert or exercise shall be void ab initio, (ii) neither the Option Holder nor any beneficial owner of Unit Option shall seek to exercise the Unit Option if the issuance of Shares on such conversion or exercise would result in a violation of any U.S. Cannabis Law or the Unit Option Grantor or any of its subsidiaries would be subject to any sanction or penalty if such shares were issued prior to obtaining any applicable approval under U.S. Cannabis Law by or in relation to such Option Holder and such request to convert or exercise shall be void ab initio, (iii) no provision of this Subscription Right or any other agreement executed in connection herewith shall be construed such that, or effective to the extent that, it or any other provision would be in violation of U.S. Cannabis Law, including for the avoidance of doubt any aspect of U.S. Cannabis Law that requires approval by a regulator or regulatory body for acquisitions of, or possession of, the Unit Option Grantor or any of its subsidiaries, and (iv) no exercise of any remedy or right of the Option Holder in respect hereof shall be effective to the extent that such exercise would be in violation of U.S. Cannabis Law.

13.	Notices

Any notice, document or communication required or permitted by this Subscription Right Certificate to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

If to the Unit Option Grantor:

MedMen Enterprises Inc.
10115 Jefferson Boulevard
Culver City, California 90232

Attention: Reece Fulgham
Email: reece.fulgham@medmen.com

with a copy to (which shall not constitute notice to the Unit Option Grantor):

Cassels Brock & Blackwell LLP
Suite 2100, Scotia Plaza, 40 King St. W.
Toronto, ON M5H 3C2 Canada

Attention: Greg Hogan
Email: ghogan@cassels.com

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Attention: Alexander Welch
Email: alexander.welch@weil.com

If to the Note Option Grantor:

MedMen Enterprises Inc.
MM Can USA, Inc.

10115 Jefferson Boulevard
Culver City, California 90232

Attention: Reece Fulgham
Email: reece.fulgham@medmen.com

with a copy to (which shall not constitute notice to the Note Option Grantor):

Cassels Brock & Blackwell LLP
Suite 2100, Scotia Plaza, 40 King St. W.
Toronto, ON M5H 3C2 Canada

Attention: Greg Hogan
Email: ghogan@cassels.com

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Attention: Alexander Welch
Email: alexander.welch@weil.com

If to the Option Holder:

Serruya Private Equity
210 Shields Court
Markham, ON L3R 8V2 Canada

Attention: Daniel J. Kumer
Email: daniel@serruyaequity.com

14.	Lost, Stolen, Mutilated or Destroyed Subscription Right

If this Subscription Right is lost, stolen, mutilated or destroyed, the Unit Option Grantor may, on such terms as to indemnify the Unit Option Grantor or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated certificate, include the surrender thereof), issue a new certificate representing this Subscription Right of like denomination and tenor as the certificate so lost, stolen, mutilated or destroyed. Any such new certificate shall constitute an original contractual obligation of the Unit Option Grantor , whether or not the allegedly lost, stolen, mutilated, or destroyed Subscription Right shall be at any time enforceable by anyone.

15.	Cumulative Remedies

Except to the extent expressly provided in to the contrary, the rights and remedies provided in this Subscription Right are cumulative and are not exclusive of, and are in addition to, and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

16.	Equitable Relief

Each of the Unit Option Grantor, each of the Note Option Grantors, and the Option Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Subscription Right would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

17.	Entire Agreement

This Subscription Right constitutes the sole and entire agreement of the parties to this Subscription Right with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

18.	No Third-Party Beneficiaries

This Subscription Right is for the sole benefit of the Unit Option Grantor, the Note Option Grantor, and the Option Holder and nothing in this Subscription Right, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Subscription Right.

19.	Headings

The headings in this Subscription Right are for reference only and shall not affect the interpretation of this Subscription Right.

20.	Amendment and Modification; Waiver

Except as otherwise provided herein, this Subscription Right may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Subscription Right shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21.	No Assignment or Transfer

Neither this Subscription Right nor any of the rights, interests or obligations hereunder may be assigned or transferred by the Option Holder or any successors thereof, in whole or in part, by operation of law or otherwise, without the prior written consent of the Unit Option Grantor and the Note Option Grantors. Any purported transfer or assignment in contravention of this Section 17 shall be void and of no force or effect.

22.	Binding Effect

This Subscription Right and all of its provisions shall inure to the benefit of, and shall be binding upon, the Option Holder, the Note Option Grantor and the Unit Option Grantor.

23.	Severability

If any one or more of the provisions or parts thereof contained in this Subscription Right should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Subscription Right in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Subscription Right in any other jurisdiction.

24.	Governing Law and Submission to Jurisdiction

In all respects, including all matters of construction, validity and performance, this agreement and all disputes, claims and proceedings in connection herewith shall be governed by, and construed and enforced in accordance with, the internal laws of the state of California applicable to contracts made and performed in that state (without regard to the choice of law or conflicts of law provisions thereof) and any applicable laws of the United States of America. Each of the parties hereto hereby consents and agrees that the Superior Court of Los Angeles County, California, or, at any party’s option, the United States District Court for the Central District of California, shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement. Each party hereby expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and such persons hereby waive any objection which they may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

25.	Protection of Shareholders, Directors and Officers

Subject as herein provided, all or any of the rights conferred upon the Option Holder may be enforced by such holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Subscription Rights represented hereby shall be taken against any shareholder, officer or director of the Unit Option Grantor or the Note Option Grantor, either directly or through the Unit Option Grantor or the Note Option Grantor , it being expressly agreed and declared that the obligations under the Subscription Rights evidenced hereby, are solely corporate obligations of the Unit Option Grantor or the Note Option Grantor, as the case may be, and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Unit Option Grantor or the Note Option Grantor or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Subscription Rights evidenced hereby.

26.	Waiver of Jury Trial

Each party acknowledges and agrees that any controversy which may arise under this Subscription Right is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Subscription Right or the transactions contemplated hereby.

27.	Time of the Essence

Time shall be of the essence hereof.

28.	Counterparts

This Subscription Right may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Subscription Right delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Subscription Right.

29.	No Strict Construction

This Subscription Right shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Unit Option Grantors and the Note Option Grantors have duly executed this Subscription Right on August 17, 2021, 2021.

MEDMEN ENTERPRISES INC., as Unit Option Grantor

By:
Name:
Authorized Signatory

MEDMEN ENTERPRISES INC., as Note Option Grantor

By:
Name:
Authorized Signatory

MM CAN USA, INC., as Note Option Grantor.

By:
Name:
Authorized Signatory

Schedule “A”
FORM OF SHARE SUBSCRIPTION AGREEMENT